SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3rd, 2003

Date of Report (Date of earliest event reported)

E.DEAL.NET, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-52040 (Commission File Number)	98-0195748 (I.R.S Employer Identification No.)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia,  V6J 1G1

(Address of principal executive offices)

(604) 659-5005

(Registrant’s telephone number, including area code)

ITEM 1.  Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3.  Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant’s Certifying Accountant.

None.

ITEM 5.  Other Events.

e.Deal.net today announced the results of the voting at the Company's Annual General Meeting of Shareholders held on October 31, 2003.

The Company's Annual Meeting of Stockholders was held on October 31, 2003, in Vancouver, B.C., for the purpose of:

(i)

Electing three directors for a term to expire at the Annual Meeting of Stockholders in the year 2004,

(ii)

Ratifying the appointment of Clancy and Co., PLLC, as independent auditors for the year ending March 31, 2004 and

(iii)

To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

Terri DuMoulin and Harmel S. Rayat, two of three management nominees for directors, were elected; Harvinder Dhaliwal, one of the management nominees for director was not re-elected.  The appointment of Clancy and Co., PLLC was ratified and approval to transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof was approved by the following votes:

1) To elect three directors for a one-year term to expire at the Annual Meeting of Shareholders in the year 2004.

NAME

VOTES FOR

VOTES AGAINST

VOTES ABSTAINED

Terri DuMoulin

6,857,625

5,000

0

Harvinder Dhaliwal

872,000

5,990,625

0

Harmel S. Rayat

6,862,625

0

0

2) To ratify the appointment of Clancy and Co., PLLC as the Company's independent auditors for the fiscal year ending March 31, 2004.

VOTES FOR

VOTES AGAINST

VOTES ABSTAINED

6,862,625

0

0

3) To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

VOTES FOR

VOTES AGAINST

VOTES ABSTAINED

6,862,625

0

0

ITEM 6.  Resignations of Registrant’s Director’s

At an Annual Meeting of Stockholders held on October 31, 2003, 872,000 votes were cast for the re-election of Mr. Harvinder Dhaliwal as a Director of the Company, while 5,990,625 were cast against. As a result of the votes cast, Mr. Dhaliwal’s term as a Director of e.Deal.Net, Inc. ended on October 31, 2003.

ITEM 7.  Financial Statements and Exhibits.

None

ITEM 8.  Change in Fiscal Year.

None.

ITEM 9.  Regulation FD Disclosure

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E.DEAL.NET, INC.

/s/ Terri DuMoulin

Terri DuMoulin

President

Date: November 3, 2003